UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 2003
                                                         -----------------

                             Commerce Bancorp, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)




       New Jersey                       0-12874                  22-2433468
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
   of incorporation)                                      Identification Number)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ              08034-5400
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: 856-751-9000
                                                    ------------




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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.



     1. Question: How does the Commerce Bancorp model continue to produce such consistently high results?

Answer
------

Any successful company has two features; a unique value-added model and a culture designed to execute and improve the model. Over the 30+ years of Commerce Bancorp, we have been able to build from scratch with almost no acquisitions, a unique model, together with a reinforcing culture.

     2.   Question: What are your expansion plans in 2004?

Answer
------

Our general plans are to increase our store base approximately 18-20% a year. We opened 40 stores in 2002 and 46 stores in 2003.

We intend to open 50 new branches in 2004 of which approximately 40 will be in the Metropolitan New York area and 10 in Metropolitan Philadelphia.

     3.   Question:What are your plans for Metropolitan Washington?

Answer
------

We recently announced that we intend to expand into our third metropolitan area, Metropolitan Washington/Baltimore, starting with 5 to 10 stores in Washington, DC and Northern Virginia beginning in 2005.

This is part of our long-range plan to build approximately 1,000 units from Washington through Boston.

Metropolitan Washington was chosen as our next market due to its demographics, growth rates, stable economy, geographic proximity to our home offices, and the availability of new free-standing sites.

     4. Question: What is the status of your expansion in New York City and Long Island?

Answer
------

Prior to September 2001, we had no offices in New York State. As of this date, we have 25 offices in New York City, all built de novo, with total deposits of $1.4 billion. These offices opened in the most dense, high-cost area in America and continue to exceed our expectations.


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From an  initial  opening in June of 2002,  we now have 14 offices  open on Long
Island with total deposits exceeding $1.1 billion. Deposit growth in these offices equal or exceed our New York City experience.

Our plan is to construct 400 branch offices throughout the Metropolitan New York area. We presently have approximately 150.

     5.   Question: Why do you build vs. buy?

Answer
------

Our strategy is to build a unique retail brand with minimal acquisitions. De novo expansion allows us to control our locations, staff, culture and business development. Most importantly, it allows every new expansion to reinforce our brand.


     6.   Question: How has the Bank of America/Fleet merger helped Commerce?

Answer
------

Every major bank merger in our market in the last 20+ years has been a net positive for Commerce as the disruption in brand, staff, customers and products cause both consumer and commercial customers to reassess their options.

In the case of the Bank of America/Fleet announcement, we saw an immediate reaction as Fleet customers negatively reacted to another major merger.

We expect this merger to have a strong net positive effect on the already high growth rate of Commerce.


     7. Question: In the Commerce investment portfolio, what is the duration, average life, yield and depreciation in the available for sale portfolio at November 30, 2003?

Answer
------

The duration was approximately 4.2 years, the average life was approximately 5.2 years and the yield was 4.67%. The depreciation was approximately $54 million (after tax).


     8. Question: Does this depreciation in the Company's available for sale portfolio affect regulatory capital or your ability to grow?


Answer
------

Neither appreciation nor depreciation of our bond portfolio is included in regulatory capital, and thus, neither have an effect on our growth plans.

     9.   Question: What do you expect your earnings to be in 2004?

Answer
------

The current First Call consensus for 2004 is $3.03. We expect to meet or exceed that estimate.

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The current First Call estimate for 2003 is $2.59. Our minimum EPS growth target remains at 20% a year which, based on the First Call 2003 estimate, would be $3.11 for 2004.

     10. Question: How do the rising rates and steepening yield curve affect Commerce Bancorp?

Answer
------

A steepening yield curve such as we have seen in recent months is positive for Commerce as it allows us to invest our substantial cash flow at higher yields.

Although the shape of the yield curve is most important, generally speaking, rising rates help our income as deposit interest rate costs rise at a slower rate.

     11. Question: There have been several news stories regarding the political activities of your Political Action Committees. Have there been any changes?

Answer
------

In March 2003, we announced that we would end our Political Action Committee in New Jersey.

We recently ended our Federal Political Action Committee and our Political Action Committee activities in all other states.

Neither Commerce Bancorp nor any related Political Action Committees now make political contributions.

Although we believe that participation in the political community is the responsibility of any corporate citizen, we have ceased Political Action Committees activities while we evaluate the reputation risks.

     12. Question: Have there been any further developments regarding the SEC's informal inquiry regarding Commerce Capital Markets?


Answer
------

None.

     13.  Question:   You  recently  added  Joseph  Plumeri  to  your  Board  of
          Directors. Why?

Answer
------

Commerce Bank is growing at 40%+ a year, and in the last five years has grown from $5 billion to $23 billion in assets. Our Board, like every other part of our organization, continues to evolve. We are pleased that Joseph Plumeri, CEO of the Willis Group (NYSE: WSH), a global insurance broker and former executive in charge of Citibank retail, has agreed to join the Board of Commerce Bancorp.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: December 3, 2003                    COMMERCE BANCORP, INC.

                                          By:  /s/ DOUGLAS J. PAULS
                                               -------------------------
                                          Douglas J. Pauls
                                          Senior Vice President and Chief
                                          Financial Officer